Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-197025) pertaining to the Healthways, Inc. 2014 Stock Incentive Plan,
2.	Registration Statement (Form S-8 No. 333-167818) pertaining to the Healthways, Inc. 2007 Stock Incentive Plan,
3.	Registration Statement (Form S-8 No. 333-140950) pertaining to the Healthways, Inc. 2007 Stock Incentive Plan,
4.	Registration Statement (Form S-8 No. 333-122881) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan,
5.	Registration Statement (Form S-8 No. 333-113149) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan,
6.	Registration Statement (Form S-8 No. 333-103510) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan,
7.	Registration Statement (Form S-8 No. 333-70948) pertaining to the American Healthways, Inc. 2001 Stock Option Plan for New Employees,
8.	Registration Statement (Form S-8 No. 333-33336) pertaining to the American Healthways, Inc. 1996 Stock Incentive Plan, and
9.	Registration Statement (Form S-8 No. 333-04615) pertaining to the American Healthcorp, Inc. 1996 Stock Incentive Plan;

of our report dated March 14, 2014, with respect to the consolidated financial statements of Healthways, Inc. as of December 31, 2013 and for each of the two years in the period ended December 31, 2013 included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

Nashville, Tennessee
March 13, 2015